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                                                                 EXHIBIT (23)(b)






                     CONSENT OF BAKER NEWMAN & NOYES LLC
                     -----------------------------------




The Board of Directors and Stockholders
Ocean Coast Properties:


We consent to the inclusion of our report dated February 1, 1996, with respect to the balance sheets of Ocean Coast Properties as of December 31, 1995 and December 25, 1994, and the related statements of earnings and retained earnings, and cash flows for the years then ended, which report appears in the Form 8-K/A of Saga Communications, Inc. dated August 13, 1996. We also consent to the incorporation by reference in the Registration Statements (Form S-8) effective March 12, 1993 and May 25, 1994 pertaining to the Saga Communications, Inc. 1992 Stock Option Plan and in the related Prospectus of our report dated February 1, 1996, with respect to the balance sheets of Ocean Coast Properties as of December 31, 1995 and December 25, 1994, and the related statements of earnings and retained earnings, and cash flows for the years then ended.




Portland, Maine                                /S/ Baker Newman & Noyes
August 12, 1996                                Limited Liability Company